SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2013, the Board of Directors (“Board”) of The Timken Company (the “Company”) approved a plan to separate the Company’s steel business from its bearings and power transmission business through a spinoff. Once the spinoff is completed: (a) James W. Griffith, president and chief executive officer of the Company, is expected to retire; (b) Ward J. Timken, Jr., chairman of the Board, is expected to resign as chairman, while still remaining a director of the Company, and become the chairman and chief executive officer of the new steel company; and (c) Glenn A. Eisenberg, executive vice president of finance and administration and chief financial officer of the Company, is expected to leave the Company.

In connection with the announcement of the planned spinoff, Richard G. Kyle, group president of the Company, was appointed chief operating officer – bearings and power transmission. When Mr. Griffith retires, Mr. Kyle is expected to succeed him as president and chief executive officer of the Company.

The Company also announced that Ward J. Timken, 71, expects to retire from the Board at the end of his current term in May 2014, in accordance with the Company’s director retirement policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: September 9, 2013

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